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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-04290, Registration No. 333-52907, Registration No. 333-83007, Registration No. 333-55470, Registration No. 333-65502, Registration No. 333-95965 and Registration No. 333-96969) of Tollgrade Communications, Inc. and Subsidiaries of our report dated January 21, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 21, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 22, 2002



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